Exhibit 99.1

Datadog Announces Third Quarter 2023 Financial Results

November 7, 2023

Third quarter revenue grew 25% year-over-year to $548 million
Strong growth of larger customers, with about 3,130 $100k+ ARR customers, up from about 2,600 a year ago

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its third quarter ended September 30, 2023.
"We were pleased with our execution in the third quarter, with 25% year-over-year revenue growth, robust new logo bookings, and a continued focus on solving our customers' DevSecOps pain points," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "Companies across all industries and sizes are building cloud applications and services to deliver positive business outcomes, including more users, higher revenue growth, improved productivity, and cost savings. With our unified, cloud-native, end-to-end observability and security platform, Datadog is uniquely positioned to help our customers reach their goals."

Third Quarter 2023 Financial Highlights:
•Revenue was $547.5 million, an increase of 25% year-over-year.
•GAAP operating loss was $(4.2) million; GAAP operating margin was (1)%.
•Non-GAAP operating income was $130.8 million; non-GAAP operating margin was 24%.
•GAAP net income per diluted share was $0.06; non-GAAP net income per diluted share was $0.45.
•Operating cash flow was $152.8 million, with free cash flow of $138.2 million.
•Cash, cash equivalents, and marketable securities were $2.3 billion as of September 30, 2023.
Third Quarter & Recent Business Highlights:
•As of September 30, 2023, we had about 3,130 customers with ARR of $100,000 or more, an increase of 20% from about 2,600 as of September 30, 2022.

•Released our fifth annual container report, 10 Insights on Real-World Container Use. The report found that serverless containers continue to rise in popularity - 46% of container organizations now run serverless containers, up from 31% two years ago - as teams look to improve developer productivity.
•Published our annual State of Serverless report. The report - which analyzes telemetry across Datadog's global customer base - found that the serverless ecosystem continues to grow and evolve, particularly as organizations extend their use of container-based applications hosted in serverless environments.

Fourth Quarter and Full Year 2023 Outlook:
Based on information as of today, November 7, 2023, Datadog is providing the following guidance:
•Fourth Quarter 2023 Outlook:
◦Revenue between $564 million and $568 million.
◦Non-GAAP operating income between $129 million and $133 million.
◦Non-GAAP net income per share between $0.42 and $0.44, assuming approximately 355 million weighted average diluted shares outstanding.
•Full Year 2023 Outlook:
◦Revenue between $2.103 billion and $2.107 billion.
◦Non-GAAP operating income between $453 million and $457 million.
◦Non-GAAP net income per share between $1.52 and $1.54, assuming approximately 351 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the third quarter of 2023 and outlook for the fourth quarter and the full year 2023
•When: November 7, 2023 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, real-user monitoring, and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the benefits and expected closing of acquisitions, growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, investments and capital expenditures, tax expense, net interest and other income as well as the impact of increased office activity and marketing, and Datadog’s future financial performance, including its outlook for the fourth quarter and fiscal year 2023 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24,

2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic share, non-GAAP net income (loss) per diluted share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; and (4) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.

We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$547,536	$436,533	$1,538,710	$1,205,701
Cost of revenue (1)(2)(3)	103,319	93,599	305,079	249,986
Gross profit	444,217	342,934	1,233,631	955,715
Operating expenses:
Research and development (1)(3)	240,225	205,388	709,197	533,695
Sales and marketing (1)(2)(3)	156,870	129,493	449,296	345,929
General and administrative (1)(3)	51,352	39,395	136,344	100,158
Total operating expenses	448,447	374,276	1,294,837	979,782
Operating loss	(4,230)	(31,342)	(61,206)	(24,067)
Other income (loss):
Interest expense (4)	(1,303)	(3,728)	(5,010)	(13,516)
Interest income and other income, net	29,833	12,011	69,184	25,367
Other income, net	28,530	8,283	64,174	11,851
Income (loss) before provision for income taxes	24,300	(23,059)	2,968	(12,216)
Provision for income taxes	(1,670)	(2,926)	(8,393)	(8,910)
Net income (loss)	$22,630	$(25,985)	$(5,425)	$(21,126)
Net income (loss) per share - basic	$0.07	$(0.08)	$(0.02)	$(0.07)
Net income (loss) per share - diluted	$0.06	$(0.08)	$(0.02)	$(0.07)
Weighted average shares used in calculating net income (loss) per share:
Basic	325,557	315,990	322,395	314,753
Diluted	351,309	315,990	322,395	314,753

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$4,570	$3,165	$12,452	$7,173
Research and development	79,174	65,321	229,607	163,326
Sales and marketing	26,159	21,145	75,057	53,330
General and administrative	13,211	11,731	37,063	26,816
Total	$123,114	$101,362	$354,179	$250,645

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,974	$1,900	$6,054	$4,795
Sales and marketing	208	208	617	617
Total	$2,182	$2,108	$6,671	$5,412

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$107	$47	$276	$219
Research and development	5,260	1,799	15,213	7,925
Sales and marketing	2,980	620	5,008	2,334
General and administrative	1,342	245	3,450	719
Total	$9,689	$2,711	$23,947	$11,197

(4) Includes amortization of issuance costs as follows:
Interest expense	$848	$843	$2,539	$2,525
Total	$848	$843	$2,539	$2,525

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$261,309	$338,985
Marketable securities	2,080,380	1,545,341
Accounts receivable, net of allowance for credit losses of $11,091 and $5,626 as of September 30, 2023 and December 31, 2022, respectively	400,649	399,551
Deferred contract costs, current	39,805	33,054
Prepaid expenses and other current assets	37,341	27,303
Total current assets	2,819,484	2,344,234
Property and equipment, net	157,689	125,346
Operating lease assets	121,913	87,629
Goodwill	348,697	348,277
Intangible assets, net	10,145	16,365
Deferred contract costs, non-current	62,976	55,338
Restricted cash	—	3,303
Other assets	22,398	24,360
TOTAL ASSETS	$3,543,302	$3,004,852
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$85,362	$23,474
Accrued expenses and other current liabilities	101,837	171,158
Operating lease liabilities, current	18,777	22,092
Deferred revenue, current	636,500	543,024
Total current liabilities	842,476	759,748
Operating lease liabilities, non-current	127,800	76,582
Convertible senior notes, net	741,386	738,847
Deferred revenue, non-current	17,505	12,944
Other liabilities	7,659	6,226
Total liabilities	1,736,826	1,594,347
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	2,028,053	1,625,190
Accumulated other comprehensive loss	(13,889)	(12,422)
Accumulated deficit	(207,691)	(202,266)
Total stockholders’ equity	1,806,476	1,410,505
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,543,302	$3,004,852

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22,630	$(25,985)	$(5,425)	$(21,126)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,609	9,313	32,434	24,825
(Accretion) amortization of (discounts) premiums on marketable securities	(12,965)	520	(26,256)	7,217
Amortization of issuance costs	848	843	2,539	2,525
Amortization of deferred contract costs	10,227	7,361	28,223	19,941
Stock-based compensation, net of amounts capitalized	123,114	101,362	354,179	250,645
Non-cash lease expense	7,136	5,550	19,332	15,236
Allowance for credit losses on accounts receivable	2,786	1,998	9,097	3,929
Loss on disposal of property and equipment	(2)	3	419	1,152
Changes in operating assets and liabilities:
Accounts receivable, net	(70,333)	(45,638)	(10,194)	(83,738)
Deferred contract costs	(14,994)	(13,202)	(42,612)	(34,671)
Prepaid expenses and other current assets	6,509	1,349	(10,314)	(11,280)
Other assets	(998)	(168)	1,243	(1,920)
Accounts payable	32,371	(20,696)	57,268	2,483
Accrued expenses and other liabilities	(24,153)	31,660	(68,242)	27,350
Deferred revenue	58,998	29,348	98,037	101,398
Net cash provided by operating activities	152,783	83,618	439,728	303,966
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(621,523)	(348,947)	(2,011,857)	(1,067,732)
Maturities of marketable securities	449,658	340,439	1,467,975	857,193
Proceeds from sale of marketable securities	(240)	84	36,393	2,090
Purchases of property and equipment	(6,113)	(9,706)	(17,191)	(25,207)
Capitalized software development costs	(8,481)	(6,812)	(26,279)	(21,592)
Cash paid for acquisition of businesses; net of cash acquired	(4,344)	(736)	(6,369)	(40,302)
Net cash (used in) provided by investing activities	(191,043)	(25,678)	(557,328)	(295,550)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	9,870	1,816	17,404	8,267
Proceeds for issuance of common stock under the employee stock purchase plan	—	—	19,986	13,557
Repayments of convertible senior notes	—	—	—	(3)
Net cash provided by financing activities	9,870	1,816	37,390	21,821

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,605)	(3,995)	(769)	(6,866)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(29,995)	55,761	(80,979)	23,371
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	291,304	242,073	342,288	274,463
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$261,309	$297,834	$261,309	$297,834

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$261,309	$294,815	$261,309	$294,815
Restricted cash	—	3,019	—	3,019
Total cash, cash equivalents and restricted cash	$261,309	$297,834	$261,309	$297,834

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$444,217	$342,934	$1,233,631	$955,715
Plus: Stock-based compensation expense	4,570	3,165	12,452	7,173
Plus: Amortization of acquired intangibles	1,974	1,900	6,054	4,795
Plus: Employer payroll taxes on employee stock transactions	107	47	276	219
Non-GAAP gross profit	$450,868	$348,046	$1,252,413	$967,902
GAAP gross margin	81%	79%	80%	79%
Non-GAAP gross margin	82%	80%	81%	80%

Reconciliation of operating expenses
GAAP research and development	$240,225	$205,388	$709,197	$533,695
Less: Stock-based compensation expense	(79,174)	(65,321)	(229,607)	(163,326)
Less: Employer payroll taxes on employee stock transactions	(5,260)	(1,799)	(15,213)	(7,925)
Non-GAAP research and development	$155,791	$138,268	$464,377	$362,444

GAAP sales and marketing	$156,870	$129,493	$449,296	$345,929
Less: Stock-based compensation expense	(26,159)	(21,145)	(75,057)	(53,330)
Less: Amortization of acquired intangibles	(208)	(208)	(617)	(617)
Less: Employer payroll taxes on employee stock transactions	(2,980)	(620)	(5,008)	(2,334)
Non-GAAP sales and marketing	$127,523	$107,520	$368,614	$289,648

GAAP general and administrative	$51,352	$39,395	$136,344	$100,158
Less: Stock-based compensation expense	(13,211)	(11,731)	(37,063)	(26,816)
Less: Employer payroll taxes on employee stock transactions	(1,342)	(245)	(3,450)	(719)
Non-GAAP general and administrative	$36,799	$27,419	$95,831	$72,623

Reconciliation of operating (loss) income and operating margin
GAAP operating loss	$(4,230)	$(31,342)	$(61,206)	$(24,067)
Plus: Stock-based compensation expense	123,114	101,362	354,179	250,645
Plus: Amortization of acquired intangibles	2,182	2,108	6,671	5,412
Plus: Employer payroll taxes on employee stock transactions	9,689	2,711	23,947	11,197
Non-GAAP operating income	$130,755	$74,839	$323,591	$243,187
GAAP operating margin	(1)%	(7)%	(4)%	(2)%
Non-GAAP operating margin	24%	17%	21%	20%

Reconciliation of net income (loss)
GAAP net income (loss)	$22,630	$(25,985)	$(5,425)	$(21,126)
Plus: Stock-based compensation expense	123,114	101,362	354,179	250,645
Plus: Amortization of acquired intangibles	2,182	2,108	6,671	5,412
Plus: Employer payroll taxes on employee stock transactions	9,689	2,711	23,947	11,197
Plus: Amortization of issuance costs	848	843	2,539	2,525
Non-GAAP net income	$158,463	$81,039	$381,911	$248,653
Net income per share - basic	$0.49	$0.26	$1.18	$0.79
Net income per share - diluted	$0.45	$0.23	$1.09	$0.72

Shares used in non-GAAP net income per share calculations:
Basic	325,557	315,990	322,395	314,753
Diluted	351,309	345,100	348,846	345,603

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$152,783	$83,618	$439,728	$303,966
Less: Purchases of property and equipment	(6,113)	(9,706)	(17,191)	(25,207)
Less: Capitalized software development costs	(8,481)	(6,812)	(26,279)	(21,592)
Free cash flow	$138,189	$67,100	$396,258	$257,167
Free cash flow margin	25%	15%	26%	21%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.